Exhibit 11.   Statement re computation of per share earnings

The reconciliation of the numerators and denominators of the basic and diluted earnings per common share computations for the years ended December 31 are as follows: (in thousands, except per share data)

                                                                              Years Ended
                                             December 31, 2002             December 31, 2001             December 31, 2000
                                       ----------------------------    -------------------------   ----------------------------
                                                 Weighted     Per               Weighted   Per               Weighted     Per
                                        Net       Average    Share      Net     Average   Share     Net       Average    Share
                                       Income     Shares     Amount    Income    Shares   Amount   Income     Shares     Amount
                                       ------    --------    ------    ------   --------  ------   ------    --------    ------
Basic Earnings per Common Share
Income available to common
   shareholders                        $12,877      9,809     $1.31    $10,540    9,779    $1.08   $9,256       9,810     $0.94
                                                              =====                        =====                          =====
Effect of Dilutive Shares
Options issued to management                          124                            45                            27
                                                    -----                         -----                         -----
Diluted Earnings per Common Share
Income available to common
   shareholders                        $12,877      9,933     $1.30    $10,540    9,824    $1.07   $9,256       9,837     $0.94
                                       =======      =====     =====    =======    =====    =====   ======       =====     =====

All per share data and average shares were restated to reflect a 3-for-2 stock split declared on May 23, 2002 and paid on July 12, 2002.